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As filed with the Securities and Exchange Commission on June 14, 2002

Registration No. 333-88958

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-0371161 (I.R.S. Employer Identification Number)	4899 (Primary Standard Industry Classification Number)

3900 West Innovation Street
Sioux Falls, SD 57017
Telephone: (605) 988-1000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Scott C. Petersen
Chief Executive Officer and President
LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, SD 57017
(605) 988-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:
Gregg Vignos, Esq.
Pillsbury Winthrop LLP
P.O. Box 7880
San Francisco, CA 94120-7880
Telephone: (415) 983-1000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:
Debt Securities, Preferred Stock, $0.01 par value and Common Stock, $0.01 par value(1)	100%	—(2)	$225,000,000(3)	$20,700
Secondary Offering:
Common Stock(4)	2,930,001 shares	$18.76(5)	$54,966,819	$5,057

Total			$279,966,819	$25,757(6)

(1)
Such indeterminate number or amount of common stock, preferred stock and senior and subordinated debt securities, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $225,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)
The Registrant will determine the proposed aggregate maximum offering price per unit/share from time to time in connection with issuance of the securities registered hereunder.
(3)
United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Estimated solely for the purpose of calculating the registration fee for primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.
(4)
Shares initially issuable upon exercise by selling stockholders of warrants for 2,930,001 shares of common stock. Includes all additional shares of common stock that may become issuable upon such exercise pursuant to any antidilution provisions of the warrants pursuant to Rule 416. These shares may be sold by the selling stockholders only at such time or times as the selling stockholders are entitled to, and determine to, exercise their contractual right to have such shares sold pursuant to this registration statement.
(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the last sale reported of the common stock on The Nasdaq National Market on May 21, 2002.
(6)
Paid on May 23, 2002.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JUNE 14, 2002

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$225,000,000

Offered by

LODGENET ENTERTAINMENT CORPORATION

Common Stock
Preferred Stock
Senior Debt Securities
Senior Subordinated Debt Securities
Subordinated Debt Securities

2,930,001 Shares of Common Stock
Offered by Selling Stockholders

LodgeNet Entertainment Corporation intends to offer these securities from time to time in one or more series with an aggregate public offering price of $225,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Up to 2,930,001 shares of our common stock may be sold from time to time in one or more offerings by several of our stockholders pursuant to this registration statement. See "Selling Stockholders." The selling stockholders are identified on page 29. We will not receive any proceeds from sales of shares of common stock by the selling stockholders.

Our common stock is traded on The Nasdaq Stock Market's National Market under the symbol "LNET." The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.

Our principal executive offices are located at 3900 West Innovation Street, Sioux Falls, South Dakota 57107, and our telephone number is (605) 988-1000.

We or the selling stockholders may offer these securities directly to investors, through agents, underwriters or dealers. See "Plan of Distribution." Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Investing in our securities involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2002.

SUMMARY

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, over approximately the next two years, issue and sell any combination of common stock, preferred stock, senior debt securities, senior subordinated debt securities or subordinated debt securities, either separately or in units, in one or more offerings with a maximum aggregate offering price of $225,000,000. Upon exercise of outstanding warrants, up to 2,930,001 shares of our common stock may be sold from time to time in one or more offerings by several of our stockholders. See "Selling Stockholders." We will not receive any proceeds from sales of common stock by the selling stockholders.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "we," "us" and "our" refer to LodgeNet Entertainment Corporation.

RISK FACTORS

        Before investing in our securities, you should carefully consider the risks described below and any risks contained in the accompanying prospectus supplement as well as the other information included or incorporated by reference in this prospectus and the prospectus supplement. If any of these risks occurs, our business, prospects, results of operations and financial condition could be harmed. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

Company Risks

We are incurring significant losses and cannot give assurances that we will become profitable or generate positive cash flow, which could have a harmful effect on our results of operation, business and the value of our securities.

        We incurred net losses of $39.0 million in 2000 and $26.4 million in 2001 and as of December 31, 2001, we had an accumulated deficit of $212.4 million. During the first quarter of 2002 we incurred net losses of $6.7 million and as of March 31, 2002, we had an accumulated deficit of $219.1 million. We cannot give assurances that we will become profitable or generate positive cash flow or that, if we attain profitability or positive cash flow, we can maintain it. Our failure to become profitable or to remain profitable could have a harmful effect on our business and the value of our securities.

We cannot give assurances that we will have adequate capital resources to carry out our business plan, which could have a harmful effect on our business and prospects and the value of our securities.

        If our capital expenditure requirements increase, for example, due to unanticipated demand for our products and services or to research and development efforts relating to new technologies, and we are unable to access financing on acceptable terms to us, we may have insufficient capital resources to carry out our business plan. This would have, among others, the following adverse impacts on our business and prospects:

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  we may be unable to make the capital expenditures necessary to expand or maintain our customer base or to deploy our digital system and other technological advances throughout our installed room base;

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  we may have insufficient capital to make payments on our debt securities and credit facility as they become due;

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  we may have to delay or limit our research and development activities; and

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  we may have to seek capital in addition to what we are seeking in this offering through additional equity or debt financings, asset sales, collaborative arrangements or other sources, all or some of which may not be available to us on a timely basis, if at all, or may not be available on terms acceptable to us, or may cause dilution to existing stockholders.

We have substantial debt and have significant interest payment requirements.

        As of March 31, 2002, we had $331.9 million in long-term debt (including current portions) outstanding. Subject to restrictions in our senior credit facility and instruments governing our debt securities, we may also incur significant amounts of additional debt for working capital, for capital expenditures and for other purposes. Our high level of combined debt could have important consequences for our company, including the following:

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  we may have difficulty borrowing money for working capital, capital expenditures, acquisitions or other purposes;

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  we will need to use a large portion of our cash flow to pay interest on borrowings under our senior credit facility and our senior notes, which will reduce the amount of money available to finance our operations, capital expenditures and other activities;

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  some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

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  borrowings under our senior credit facility are secured;

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  we are more vulnerable to economic downturns and adverse developments in our business;

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  we are less flexible in responding to changing business and economic conditions, including increased competition and demand for new products and services;

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  our various debt instruments contain cross-default provisions; if we default under any of these instruments, such default could constitute a default under our other debt instruments and may result in the acceleration of such indebtedness; and

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  we may not be able to implement our business plans.

Covenant restrictions under our senior credit facility and instruments governing our debt securities may limit our ability to operate our business.

        Our senior credit facility and instruments governing our debt securities contain, among other things, covenants that may restrict our ability to finance future operations or capital needs or to engage in other business activities. Future borrowing instruments, such as credit facilities and indentures, are also likely to contain restrictive covenants and may require us to pledge assets as security under those future arrangements. The terms of our senior credit facility and debt securities restrict, among other things, our ability and the ability of our subsidiaries to:

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  borrow money;

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  pay dividends or make distributions;

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  purchase or redeem stock;

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  make investments and extend credit;

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  engage in transactions with affiliates;

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  engage in sale leaseback transactions;

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  consummate certain asset sales;

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  effect a consolidation or merger or sell, transfer, lease or otherwise dispose of all or substantially all of our assets; and

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  create liens on our assets.

        In addition, our senior credit facility, debt securities and other material agreements require us to maintain specified financial ratios and satisfy certain financial condition tests which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that our senior lenders will waive any failure to meet those tests. A breach of any of these covenants would result in a default under our senior credit facility, debt securities and other material agreements. If an event of default under our senior credit facility or debt securities occurs, our senior lenders or holder of our debt securities, as applicable, could elect to declare all amounts outstanding under such senior credit facility, together with accrued interest, to be immediately due and payable and such a default may cause a default under and/or an acceleration of our other outstanding indebtedness and some of our material agreements.

Our interactive services revenue is dependent on seasonality and other factors beyond our control.

        The revenue generated by our guest pay interactive services is dependent on the occupancy rate of the property, the "buy rate" or percentage of occupied rooms that buy movies or other services at the property and the price of the services. Occupancy rates vary based on the property's location, its competitive position within the marketplace, and, over time, seasonal factors and general economic conditions. Higher occupancy rates usually occur during the summer months and lower occupancy rates occur during the winter. Buy rates also generally reflect the hotel's guest mix profile, the popularity of the motion pictures, video games and other services available at the hotel and the guests' other entertainment alternatives. Buy rates also vary over time with general economic conditions, and our business is closely related to the performance of the lodging industry. As a result, we may not be able to control negative trends in our revenue.

We are dependent on others for our programming content, and increases in our costs or license fees to obtain such programming could reduce our cash flow and gross profit.

        Our guest room programming content is provided primarily by major television networks, movie studios and other providers, aggregators and distributors of entertainment content. We currently pay each of these parties a fee for the right to broadcast their programming to our installed guest rooms. We may be exposed in the future to volatile or increased programming costs that may adversely affect our operating results. Our entertainment content providers may demand higher royalty rates or higher minimum payments than we are currently paying. In some cases, we are obligated to pay for programming on the basis of the number of guest rooms we serve, rather than the amount of revenue we earn from resales of the programming, and lower occupancy rates would therefore negatively impact our operating income. We do not have a formal agreement with some of our content providers so we cannot give assurances that content from these providers will be available in the future on terms that are acceptable to us, or at all. Increased licensing fees would negatively impact our operating income.

If our third party suppliers fail to provide us with key components and services on a timely basis, our costs could increase and our growth could be hindered.

        We currently rely on third parties to supply key components and services, which are available only from a limited number of suppliers, for the manufacture and assembly of our interactive systems. We have occasionally experienced delays and other problems in receiving the components and services and may, in the future, be unable to obtain the same on the scale and within the time frames required by us on terms we find acceptable, or at all. If we are unable to obtain, or if we experience a delay in the delivery of, such components or services, we may be forced to incur significant unanticipated expenses to secure alternative third party suppliers or adjust our operations. Additionally, certain electronic component parts used within our systems can be subject to temporary shortages because of general economic conditions. The occurrence of any of these events could increase our costs, hinder our growth and adversely affect our business and prospects.

Our success depends on new product development.

        We have a continuing research and development program designed to develop new products and to enhance and improve our existing products. The successful development of our products and product enhancements is subject to numerous risks, both known and unknown, including:

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  unanticipated delays;

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  access to capital;

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  budget overruns; and

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  technical problems.

        These difficulties could result in the abandonment or substantial change in the design, development and commercialization of these new products or product enhancements.

        Given the uncertainties inherent with product development and introduction, we cannot assure you that any of our product development efforts will be successful on a timely basis or within budget, or at all. Our failure to develop new products and product enhancements on a timely basis or within budget could harm our business and prospects.

We may have to incur significant capital expenditures in order to adapt to technological change.

        The television-based interactive services industry has been, and is likely to continue to be, subject to:

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  rapid and significant technological change, including continuing developments in technology that do not presently have widely accepted standards; and

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  frequent introductions of new services and alternative technologies, including new technologies for providing and displaying video services and Internet content.

        Our new digital system equipment, for example, is costlier to install than its predecessor tape-based system. We expect that new technologies will emerge that may be superior to, or may not be compatible with, some of our current technologies, which may require us to make significant capital expenditures to remain competitive. Many of our competitors, including cable and Internet service providers, may have greater financial and technical resources to adapt to and capitalize on any such technological changes more effectively than we can. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and to offer, on a timely basis, services that meet customer demands and evolving industry standards. We rely in part on third parties for the development of, and access to, communications and network technology. As a result, we may be unable to obtain access to new technology on a timely basis or on satisfactory terms. If we fail to adapt successfully to any technological change or obsolescence, or fail to obtain access to important technologies, our revenues and business could be harmed.

If our customers become dissatisfied with our services, our customers may elect not to renew or to terminate service agreements with us, and, in such circumstances, our ability to maintain or grow our revenue will be adversely affected.

        In the event our customers become dissatisfied with the scope or capability of our products and services, our customers may elect not to renew our service agreements upon expiration or, in certain instances, our customers may elect to terminate their existing agreements with us for our failure to perform under the terms of their contract.

Future acquisitions of companies or technologies may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention.

        As part of our business strategy, we may seek to acquire or invest in businesses, products or technologies that we believe could complement or expand our business, augment our market coverage, enhance our technical capabilities or otherwise offer growth opportunities. Acquisitions could create risks for us, including difficulties in assimilation of acquired personnel, operations, technologies or products which may adversely affect our ability to develop new products and services and to compete in our rapidly changing marketplace. In addition, if we consummate acquisitions through an exchange of our common stock, our existing stockholders could suffer significant dilution. Any future acquisitions may not generate any additional revenue or provide any benefit to our business.

Our business could be harmed if we are unable to protect our proprietary technology.

        We rely primarily on a combination of trade secrets, patents, copyright and trademark laws and confidentiality procedures to protect our technology. Despite these precautions, unauthorized third parties may infringe, copy or reverse engineer portions of our technology. We do not know if current or future patent applications will be issued with the scope of the claims sought, if at all, or whether any patents issued will be challenged or invalidated. In addition, we have obtained or applied for corresponding patents and patent applications in several foreign countries for some of our patents and patent applications. There is a risk that these patent applications will not be granted or that the patent or patent application will not provide significant protection for our products and technology. Our competitors may independently develop similar technology that our patents do not cover. In addition, because patent applications in the United States can provide patent protection from the date of filing but are not publicly disclosed until eighteen months after the patent application has been filed, other patent applications may have been filed in the last eighteen months which relate to our technology and of which we are unaware. Moreover, there is a risk that foreign intellectual property laws will not protect our intellectual property rights to the same extent as United States intellectual property laws. In the absence of significant patent protection, we may be vulnerable to competitors who attempt to copy our products, processes or technology, which could harm our business.

If our products employ technology that infringes the proprietary rights of others, we may be subject to infringement claims, forced to pay high prices to license technology or required to stop selling our products.

        Our business could be harmed if we infringe upon the intellectual property rights of others. We have been, and may be in the future, notified that we may be infringing intellectual property rights possessed by third parties. If any such claims are asserted against our intellectual property rights, we may seek to enter into royalty or licensing arrangements. There is a risk in these situations that no license will be available or that a license will not be available on reasonable terms, precluding our use of the applicable technology. Alternatively, we may decide to litigate such claims or to design around the patented technology. These actions could be costly and would divert the efforts and attention of our management and technical personnel. A successful claim of infringement against us or our failure or inability to license infringed or similar technology could damage our business to the extent we are required to pay substantial monetary damages or if, as a result of a successful claim, we become unable to sell our products without redeveloping them or otherwise were forced to incur significant additional expense. As a result, any infringement claims by third parties or claims for indemnification by customers resulting from infringement claims, whether or not proven to be true, may harm our business and prospects.

Our dispute with InnMedia LLC may adversely affect our existing customer base and growth potential, could divert our management's attention and could result in a material adverse effect on our financial condition and results of operations.

        In October of 2000, we created a joint venture with Hilton Hotels Corporation, named InnMedia LLC, to provide interactive television and television-based Internet access services for distribution to the lodging industry. At that time, we entered into various agreements with InnMedia pursuant to which we agreed to obtain interactive television and television-based Internet access services exclusively from InnMedia and to provide InnMedia with equipment and services necessary to distribute such content. InnMedia and Hilton also entered into an agreement whereby InnMedia became the exclusive provider of interactive television content and Internet access services to various Hilton hotels. At that time, we also entered into an agreement with Hilton pursuant to which we were named the exclusive guest-pay provider to Hilton owned hotels and the preferred guest pay provider to various Hilton managed and franchised hotels of movies, games and music content. On April 11, 2002, InnMedia filed a complaint in the Superior Court of the State of California, County of Los Angeles alleging that we failed to perform under our agreements with InnMedia, breached our implied covenant of good faith and fair dealing and our fiduciary duties, were unjustly enriched and committed conversion, unfair business practices and fraud. In its complaint, InnMedia is seeking in excess of $425 million in actual damages, punitive damages and specific performance of the agreements. On April 12, 2002, we terminated our agreements with InnMedia based on its repudiation of and failure to perform under the agreements. InnMedia has advised us that it disputes our right to terminate our agreements with it. While we believe that InnMedia's claim for in excess of $425 million in damages is not supportable and that we have meritorious defenses to each of InnMedia's allegations contained in its complaint and intend to defend ourselves vigorously, these claims could divert the attention of our management and key personnel, could be costly to defend, and, if decided against us, could require us to pay significant monetary damages which would have a material adverse effect on our financial condition and results of operations.

        Due to the dispute with InnMedia, Hilton may assert it has a right to terminate its agreements with us based on our alleged breach of the InnMedia agreements. While we believe that such an action is not authorized under our agreement with Hilton, if Hilton were to assert such a claim, it might nevertheless jeopardize our current installed base of approximately 21,000 Hilton owned hotel rooms. Furthermore, if Hilton attempts to terminate its agreement with us, Hilton managed and franchised hotels that are covered by our agreement with Hilton may each assert that their contracts are also terminable based on our alleged breach of the InnMedia agreements, which could jeopardize approximately an additional 22,000 Hilton franchised and 7,000 Hilton managed rooms that we currently serve. These Hilton owned, managed and franchised hotel rooms represent approximately 6% of our room base as of March 31, 2002. In addition, the Company estimates that over the next four years, there are approximately 160,000 rooms owned, managed and franchised by Hilton that could be available for service under our agreement with Hilton. Our dispute with Hilton could also impact our ability to secure these rooms for service, which could have a material adverse effect on our current and future customer base and result in a reduction of revenues.

        In addition, the Company currently serves approximately 90,000 rooms with interactive content and television-based Internet access that we have been sourcing from InnMedia. At this time we are not certain if and how we will secure replacement content. Any interruption in the distribution of this content could affect our relationships with these properties and could have a material adverse effect on our current and future customer base and could result in a reduction in revenues.

Industry Risks

We operate in a very competitive business environment, which could adversely affect our ability to attract and retain customers.

        Competition in our industry is very active and includes virtually all aspects of the entertainment industry. Many of our competitors have greater financial, technical and network resources than we do. Market participants include:

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  other interactive television service providers to the lodging industry such as On Command Corporation, Hospitality Networks, SeaChange, InRoom Video and other international providers, such as Quadriga;
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  cable television companies such as AT&T, AOL Time Warner, Cox Communications and Comcast;
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  direct broadcast satellite companies such as DirecTV and EchoStar Communications;
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  television networks and programmers such as ABC, NBC, CBS, FOX, HBO and Showtime;

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  Internet service providers and portals such as AOL Time Warner and Yahoo!;
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  companies offering web sites that provide on-demand movies;
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  rental companies that provide videocassettes and DVDs that can be viewed in hotel rooms; and
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  hotels that offer in-room laptops with Internet access.

        Lodging industry guests also obtain entertainment and information from print media such as newspapers, magazines and books, concerts, sporting events and movie theaters. Given the dynamism of communications technology, we expect to continue to confront new sources of competition, many of which have access to cheaper and more available financing.

        A number of competitors, including Cox Communications and Quadriga, as well as some of the aforementioned franchised and wireless cable operators, telecommunications companies, Internet service and direct broadcast satellite providers, can use their existing infrastructure to provide in-room entertainment services to the lodging industry. Some of these competitors are already providing free-to-guest or Internet-related services to the lodging industry and have announced plans to offer guest pay interactive services. Due to the capital commitment required to install our system equipment, it has not been cost-effective for us to install our system at hotels with fewer than 75 guest rooms or low occupancy rates. Our competitors that have substantially greater financial and other resources than we do may develop a technology that is more cost effective than ours or can absorb the costs of wide-scale system deployment better than we can. As a result, our competitors may be in a better position than we are to increase their market share in the lodging industry and could adversely affect our ability to attract and retain customers.

Competition could reduce our revenue and our cash flow.

        We operate in the interactive television services business, which is highly competitive. If we are unable to compete effectively with large diversified entertainment service providers that have substantially greater resources than we have, our operating margins and market share could be reduced, and the growth of our business inhibited. In particular, as discussed above, we compete directly for customers with a variety of other interactive service providers, including other interactive television service providers, cable television companies, direct broadcast satellite companies, television networks and programmers, Internet service providers and portals, companies offering web sites that provide on-demand movies, rental companies that provide videocassettes and DVDs that can be viewed in hotel rooms and hotels that offer in-room laptops with Internet access. We also compete, in varying degrees, with other leisure-time activities such as movie theaters, the Internet, radio, print media, personal computers and other alternative sources of entertainment and information. In addition, future technological developments may affect competition within this business. A continuing trend towards business combinations and alliances in both the domestic and foreign entertainment services industry may create significant new competitors for us. Many of these combined entities will have resources far greater than ours. These combined entities may provide bundled packages of programming, delivery and other services that compete directly with the products we offer. Our competitors may also offer services sooner and at more competitive rates than we do. We may need to reduce our prices or license additional programming to remain competitive, and we may be unable to sustain future pricing levels as competition increases. Our failure to achieve or sustain market acceptance of our offered services at desired pricing levels could impair our ability to achieve positive cash flow, which would harm our business.

Opportunities to expand our installed customer room base may be limited so we may be unable to grow our revenue.

        Due to the capital commitment required to install our system equipment, we may choose not to offer our services to some unserved hotels because we expect some hotels to generate an insufficient return on our investment. Further, while new hotel construction and hotel expansions offer an opportunity to expand our customer base, increases in unserved rooms due to the addition of new hotel rooms in any given year is incremental. Accordingly, in order to grow revenue, we must be successful in broadening the range of services provided to customers and securing contracts to serve both new hotel rooms and hotels that are currently served by competitors. However, we may not be successful in these efforts, which could adversely affect our ability to grow our revenue or to generate positive cash flow.

Our industry could be adversely impacted by conditions affecting the lodging industry's performance.

        Our business is closely connected to the performance of the hotel industry where occupancy rates may fluctuate resulting from various factors, including general business and economic conditions and seasonality. Significant reductions in hotel occupancy resulting from business, economic or other events, such as in the case of the terrorist attacks on September 11, 2001, would adversely impact our revenues, which would harm our business, financial condition and results of operations. Overall occupancy rates for the lodging industry following the events of September 11, 2001, were down significantly from the same period in the prior fiscal year. While occupancy rates have been increasing in the months following September 11, 2001, occupancy rates continue to remain below historic levels.

Future terrorist attacks or threats of attack are likely to cause sharp declines in business and leisure travel, including lodging occupancy, which will decrease our revenue.

        Any future terrorist attack or threat of an attack is likely to adversely affect the travel industry, including lodging occupancy rates. Any reduction in occupancy rates, particularly if extended over a long period of time, will reduce our revenue opportunities which would have an adverse impact on our financial condition and results of operations.

New technologies, including the expansion of digital distribution in our markets, may fundamentally change the method and cost of distributing television-based content. This may increase competition and result in a decrease in our revenue.

        The advent of digital technology, including the introduction of digital television, is likely to accelerate the convergence of broadcast, telecommunications, Internet and other media and could result in material changes in the economics, regulations, intellectual property usage and technical platforms on which our business relies. These changes could lower cost barriers for our competitors desiring to enter into or expand their presence in the television-based interactive services business. Increased competition may adversely affect the scale, source and volatility of our revenue streams, cost structures and cash flow, and may require us to significantly change our operations. There is a risk that our business and prospects will be harmed by these changes or that we will not identify or adapt to them as quickly as our competitors.

Federal, state, local and foreign communications legislation and regulation may negatively impact our business and growth.

        As a multichannel video programming distributor, we are subject to various provisions of the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996. In addition, the Internet-based services offered by us may be affected by various laws and governmental regulations. While there are currently few laws or regulations directly applicable to access to or commerce on commercial online services, new laws and regulations are under debate by federal and local lawmakers and may be adopted. The adoption of such laws or regulations in the future may slow the growth of commercial online services and the Internet which may cause a decline for our Internet-based services and products or other adverse effects on our business. Federal, state, local and foreign laws and regulations are, or may be, the subject of a variety of judicial, administrative and legislative hearings and proceedings that could change in varying degrees the manner in which cable operators, video programming distributors and Internet service providers operate. We cannot predict the outcome of these proceedings or their impact on our operations at this time.

Risks Relating to an Offering of Our Securities

Our stock price and the trading price of our debt securities may fluctuate in response to market and other factors, which could depress the price of our common stock or result in substantial losses for investors purchasing our securities in an offering.

        The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume fluctuations, and the trading price of our debt securities may likewise fluctuate, in response to market and other factors, including the following, some of which are beyond our control:

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  variations in our quarterly operating results from the expectations of securities analysts or investors;
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  downward revisions in securities analysts' estimates or changes in general market conditions;
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  announcements of technological innovations or new products or services by us or our competitors;
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  announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
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  additions or departures of key personnel;
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  investor perception of our industry or our prospects;
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  insider selling or buying;
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  regulatory developments affecting our industry; and
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  general technological or economic trends.

        You may not be able to resell your securities at or above the public offering price, or at all, which could cause you to lose some or all of your investment. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we became involved in securities class action litigation in the future, it could result in substantial costs and diversion of our management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

Provisions of Delaware law and of our charter and by-laws and our Stockholder Rights Plan may make a takeover more difficult.

        Provisions in our certificate of incorporation and by-laws and in Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. We have also adopted a stockholder rights plan to impede a takeover event in the event an unsolicited offer to acquire us is received that is either inadequate or determined by our board of directors not to be in the best interest of our stockholders. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or to change our management and board of directors.

Future sales of our common stock could adversely affect our stock price.

        Substantial sales of our common stock in the public market, or the perception by the market that such sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. As an example, we may decide to sell additional shares of common stock in one or more offerings pursuant to this prospectus and sales of our common stock at prices below the price paid by you for our common stock will dilute your stockholding interests.

        In addition, as of March 31, 2002, 3,976,792 shares of our common stock were required to be reserved for issuance under our stock option and other benefit plans and 2,930,001 shares of our common stock were required to be reserved for issuance pursuant to outstanding warrants. As of March 31, 2002, options to purchase 2,529,316 shares of our common stock were issued and outstanding under our stock option plans at a weighted average exercise price of $13.94 per share, of which options to purchase 1,570,208 shares had vested. Of the outstanding warrants to purchase shares of our common stock, as of March 31, 2002, warrants to purchase 2,039,848 shares of our common stock have vested. In addition, warrants to purchase 890,153 shares of our common stock will vest as certain milestones under an agreement with Hilton Hotels Corporation are achieved. If we issue shares of our common stock pursuant to the warrants below the market price, as determined under the agreement governing the issuance of these warrants, these warrant holders are entitled to dilution protection which will permit these warrant holders to purchase additional shares of common stock upon exercise of their warrants without payment of additional funds.

        All of our warrant holders referenced above have elected to include the shares of common stock issuable upon exercise of their warrants in this registration statement. By exercising their warrants and selling a large number of shares, these holders could cause the price of our common stock to fall. In addition, two of our executive officers have entered into stock sale agreements pursuant to which sales of our common stock are made automatically for the benefit of these officers consistent with applicable securities laws.

        We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities.

We do not pay dividends and do not anticipate paying any dividends in the future, so any short-term return on your investment will depend on the market price of our capital stock or our ability to make payments on our debt securities.

        We have never declared or paid cash dividends on our common stock. We currently intend to retain any earnings to finance our operations and growth. The terms and conditions of our 10.25% Senior Notes, 11.50% Senior Notes and bank credit facility each restrict and limit payments or distributions in respect of our capital stock. Therefore, we do not expect to pay any dividends. Any short-term return on your investment will depend on the market price for our shares or our ability to make payments on our debt securities.

Our management may apply the proceeds of an offering of securities pursuant to this prospectus and any accompanying prospectus supplement to uses that do not enhance our financial results or market value.

        Our management will have considerable discretion in the application of the net proceeds from offerings, pursuant to this prospectus, and you will not have the opportunity, as part of your investment decision, to assess how the proceeds will be used. The net proceeds may be used for corporate purposes that do not have the effect of enhancing our financial results or our market value. In addition, our senior credit facility requires that at least half, if not all, of the proceeds from the sale of our capital stock in one or more offerings under this registration statement be used to prepay any loans then outstanding under our senior credit facility. Pending any application of the net proceeds, they may be placed in investments that do not produce income or that lose value.

There may be risks related to our former use of Arthur Andersen LLP as our independent public accountants.

        On March 14, 2002, our former independent public accountants, Arthur Andersen LLP, was indicted on federal obstruction of justice charges arising from the government's investigation of Enron. Arthur Andersen has indicated that it intends to contest vigorously the indictment. Trial began in these proceedings on May 7, 2002. As a public company, we are required to file with the SEC periodic financial statements audited or reviewed by an independent, certified public accountant. The SEC has said that it will continue accepting financial statements audited by Arthur Andersen, and interim financial statements reviewed by it, so long as Arthur Andersen is able to make certain representations to its clients. As a result, our financial statements audited by Arthur Andersen have been incorporated into this prospectus. However, relief which may be available to stockholders under the federal securities laws against auditing firms may not be available as a practical matter against Arthur Andersen should it cease to operate or if it becomes financially impaired.

LODGENET ENTERTAINMENT CORPORATION

        We are a leading provider of television-based broadband services to the hospitality industry, specializing in the delivery of interactive television and television-based Internet access services to the lodging industry throughout the United States, Canada and select international markets. As of March 31, 2002, we provided interactive and television services to more hotel properties than any other broadband service provider in the world. Our services are designed to serve the needs of the lodging industry and the traveling public and include on-demand movies, music and music videos, Nintendo® video games, high-speed Internet access, Internet-enhanced television which does not require a laptop for access and other interactive services, all of which we refer to as guest pay interactive services. Our guest pay interactive services are purchased by guests on a per-view, hourly or daily basis. We also offer service packages that may include satellite-delivered basic and premium cable television programming and other interactive entertainment and information services that are paid for by the hotel and provided to hotel guests at no charge, all of which we refer to as free-to-guest services.

        We provide our services to various corporate-managed hotel chains such as Sheraton, Ritz-Carlton, Harrah's, Omni Hotels, Delta Hotels, Outrigger, La Quinta Inns, Wingate Inns, Grand Casinos, Hilton, Doubletree, Embassy Suites, Hampton Inns & Suites, Homewood Suites, Baymont Inns & Suites and Red Roof Inns, plus various major REITs and management companies such as MeriStar, Felcor, Flagstone, Prime, and WestCoast Hospitality, as well as many independent properties using the Marriott, Holiday Inn, Inter-Continental, Courtyard by Marriott, Prince, Radisson, W Hotel, Westin and other trade names.

        In 2001, we introduced our new interactive digital system that enhances and expands the delivery of content and services through our interactive television network, providing hotel guests with enhanced levels of choice, convenience and control in the guest room. Our new digital system generates increased revenue per room because it offers increased variety and availability of video selections, digital music and music videos, television-based Internet access, and access to Internet-sourced content. The new digital system also lowers our operating costs because the digital platform allows us to distribute video and music content via satellite, which eliminates tape duplication and shipping costs as well as the need for our technicians to visit hotels to manually load content on hotel servers. The on-line diagnostic capability of our digital system also enables us to identify and resolve a majority of reported system malfunctions from our service control center without visiting a hotel property. We plan to continue to install our new digital system in newly installed hotel properties and in existing sites as current service contracts are successfully renewed and extended.

        Our principal executive offices are located at 3900 West Innovation Street, Sioux Falls, South Dakota 57107, and our telephone number is (605) 988-1000.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement incorporates by reference additional information and exhibits. We are subject to the reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede the information that is either contained herein or incorporated by reference herein, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

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  our Annual Report on Form 10-K for the year ended December 31, 2001;

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  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 2, 1993;

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  the description of our stockholder rights plan in our Form 8-A filed with the SEC on March 7, 1997;

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  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2002;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

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  our Annual Report for the LodgeNet Entertainment Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2001; and

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  our Current Reports on Form 8-K filed with the SEC on April 15, May 29 and June 3, 2002.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

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  the prospectus;

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  the accompanying prospectus supplement; or

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  any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference to this prospectus;

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Upon your written or oral request of any or all of the documents incorporated by reference but not delivered with this prospectus, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to the Corporate Secretary, LodgeNet Entertainment Corporation, 3900 West Innovation Street, Sioux Falls, South Dakota 57107. Our telephone number is (605) 988-1000.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, any prospectus supplement and the documents incorporated in this prospectus by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this prospectus, the prospectus supplement and the documents incorporated in the prospectus by reference, the words "expects," "anticipates," "estimates," "believes," "no assurance" and similar expressions and statements which are made in the future tense, are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following:

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  general economic and business conditions, and trends in the lodging and entertainment industries in particular;

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  changes in hotel occupancy rates, business and leisure travel rates and the "buy rate" of our customers;

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  our ability to access popular movies, video games, music and other content on terms that are acceptable to us;

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  the impact of regulations or competition on our products and services and changes to the competitive environment for our products and services, including the ability of our competitors to deliver on demand guest pay services through the Internet or cable;

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  the occurrence of one or more future terrorist attacks;

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  the ability of our suppliers to provide key components and services necessary for the manufacture and assembly of our interactive systems;

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  the outcome of any pending or future litigation, including, but not limited to, our dispute with InnMedia LLC;

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  our ability to transition and secure alternative sources for interactive television content and television-based Internet access services and/or to modify our existing contracts relating to these services;

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  uncertainties inherent in our business strategies, such as our recent efforts to expand our digital system to a broader segment of our customer base;

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  uncertainties inherent in our efforts to improve operating results by increasing revenue and decreasing costs;

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  our ability to secure additional capital on terms that are acceptable to us sufficient to execute our business plan, including expanding the installation of our digital system in our customers' guest rooms, and to adapt to technological changes in our industry;

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  changes in the nature of our relationships with hotel chains and their franchisees, including our ability to obtain new customers and to retain existing customers;

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  the results of our research and development efforts relating to the development of new technologies and the enhancement of existing technologies; and

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  other factors discussed in this prospectus and any prospectus supplement and the documents incorporated in this prospectus by reference.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated deficiency in the coverage of fixed charges for the periods indicated.

	Year Ended December 31,					Three Months Ended
	(Dollar amounts in thousands)
	1997	1998	1999	2000	2001	March 31, 2002
Deficiency in the coverage of fixed charges(1)	(25,065)	(39,537)	(36,058)	(38,689)	(23,628)	(6,541)

(1)
We do not have any preferred stock outstanding and consequently the ratio of combined fixed charges and preference dividends to earnings is identical to the ratio of earnings to fixed charges as of the date of this prospectus.

        For purposes of calculating the deficiency in the coverage of fixed charges, (i) fixed charges consist of interest on debt, amortization of discount on debt and capitalized interest, and (ii) earnings consist of pre-tax income from operations and fixed charges (excluding capitalized interest) and include the amortization of capitalized interest.

USE OF PROCEEDS

        Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in such prospectus supplement for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness, financing of capital expenditures, research and development of new technologies, future acquisitions and strategic investment opportunities. Our senior credit facility requires that at least half, if not all, of the proceeds from the sale of our capital stock in one or more offerings under this prospectus be used to prepay any loans then outstanding under our senior credit facility. We may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis to fund our future capital and working capital requirements in excess of internally generated funds.

DIVIDEND POLICY

        We have paid no dividends to date on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. We expect that we will retain any earnings to finance our operations and growth. The terms and conditions of our 10.25% Senior Notes, 11.50% Senior Notes and bank credit facility each restrict and limit payments or distributions in respect of our common stock. Therefore, we do not expect to pay cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

        This section describes the general terms and provisions of the shares of our common stock, par value $0.01 per share and preferred stock, par value $0.01 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. We have also filed our certificate of incorporation and our by-laws as exhibits to the registration statement, of which this prospectus is a part. You should read our certificate of incorporation and our by-laws for additional information before you buy any of our common stock. See "Where You Can Find More Information."

Common Stock

        General.    As of March 31, 2002, our authorized common stock was 50,000,000 shares, of which 12,344,934 shares were issued and outstanding.

        Voting Rights.    A majority of the outstanding shares of common stock constitutes a quorum for the conduct of business at meetings of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

        Dividends.    Holders of common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

        Other Rights.    In the event of liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any shares of preferred stock then outstanding, the holders of common stock are entitled to share ratably in all assets available for distribution. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

        As of March 31, 2002, our authorized preferred stock was 5,000,000 shares, of which none were issued and outstanding. We may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including but not limited to:

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  the distinctive designation of each series and the number of shares that will constitute such series;

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  the voting rights, if any, of shares of the series and the terms and conditions of such voting rights;

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  the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;

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  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;

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  the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

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  any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

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  the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, if such shares are convertible or exchangeable.

        The particular terms of any series of preferred stock will be described in a prospectus supplement. Any material United Stated federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Stockholder Rights Plan

        On February 28, 1997, we adopted a stockholder rights plan. The rights plan is intended to maximize stockholder value by providing flexibility to our board of directors in the event that an offer to acquire us is received that is either inadequate or not in the best interest of all stockholders.

        Under the rights plan, our board of directors declared a dividend distribution of one right for each outstanding share of common stock to stockholders of record at the close of business on March 10, 1997. Each right, when exercisable, entitles the registered holder to purchase one one-thousandth of a share of a new series of Series A Participating Preferred Stock, at a price of $60.00, subject to adjustment.

        Initially, the rights are "attached" to the common stock and trade with the common stock. They separate from the common stock (i) upon the public announcement that a person or group acquired 15% or more of the outstanding shares of common stock or (ii) 10 days, unless extended by our board of directors, following the public announcement of a tender offer or exchange offer which would result in someone becoming the owner of 15% or more of the outstanding common stock. Following a separation, the rights become exercisable, are separately tradable and we will mail separate rights certificates to stockholders.

        The rights expire on the earliest of February 28, 2007, the date of the consummation of a merger with a person who acquired common stock with the approval of our board of directors or the redemption of the rights by us.

        The number of rights are adjusted to prevent dilution in the event of a stock split or stock dividend. The purchase price and the number of shares of preferred stock issuable upon exercise of the rights are also adjusted for stock splits and dividends as well as for other events, including the issuance of preferred stock at less than the market price or the distribution of our assets to preferred stockholders.

        If we are acquired without the approval of the board of directors who are neither our officers nor related to the acquirer, the rights become exercisable for shares of common stock of the acquiring company with a market value of two times the exercise price. If there is merely an acquisition of at least 15% of our common stock without such approval, the rights become exercisable for common stock with a market value of two times the exercise price.

        Prior to a 15% acquisition or the expiration of the rights, we may redeem the rights in whole, but not in part, at a price of $0.01 per right. The rights are also redeemable in connection with a merger or other similar transaction not involving a 15% acquirer or if the acquirer has acquired less than 15% and there are no other acquirers.

        In addition, our board of directors may, after a 15% acquisition (but less than a 50% acquisition), exchange the rights for shares of common stock on a one for one basis or for cash or other assets or securities of ours.

        If issued, the preferred stock will be nonredeemable and junior to any other series of preferred stock we may issue, but will have a preferential quarterly dividend equal to 1,000 times the dividend, if any, declared on each share of common stock, but not less than $25.00 and, in the event of our liquidation, a preferred liquidation preference equal to the greater of $1,000 or 1,000 times the payment per share of common stock. Each share of preferred stock will have 1,000 votes and will vote together with the common stock.

        Until a right is exercised, the holder will have no rights as a stockholder of ours. We and the rights agent have broad discretion to amend the rights plan; however, following a separation, no amendment may adversely affect the rights holders.

Anti-Takeover Provisions

        Certain Provisions of Our Certificate of Incorporation and By-Laws May Have Anti-Takeover Effects.    A number of provisions of our certificate of incorporation and by-laws cover matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take any action by written consent, supermajority voting requirements to amend the provision prohibiting action by stockholders by written consent and the provision regarding amendments to the certificate of incorporation, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contests, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. Our board of directors has no present plans to adopt any further measures or devices which may be deemed to have an "anti-takeover effect."

        Delaware Anti-Takeover Provision.    We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years following the date such person became an "interested stockholder" unless:

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  before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

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  upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

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  at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

        The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our certificate of incorporation does not contain any such exclusion.

Transfer Agent

        The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, or Senior Debt Securities, our senior subordinated debt, or Senior Subordinated Debt Securities, or our subordinated debt, or Subordinated Debt Securities. We refer to the Subordinated Debt Securities and the Senior Subordinated Debt Securities together as, the Subordinated Securities. The debt securities we offer will be issued under an indenture between us and Wilmington Trust Company, acting as trustee, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of debt securities. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount", or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

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  the title and authorized denominations of the series of debt securities;

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  any limit on the aggregate principal amount of the series of debt securities;

  •
  whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  •
  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

  •
  the price or prices at which the debt securities will be issued;

  •
  the date or dates on which principal is payable;

  •
  the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  our rights or obligations to redeem or purchase the debt securities;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  the currency or currencies of payment of principal or interest;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  the terms, if any, under which any debt securities will rank junior to any of our other debt;

  •
  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

  •
  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  •
  the nature and terms of any security for any secured debt securities; and

  •
  any other specific terms of any debt securities.

        The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities and any credit facility. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our Senior Debt Securities and Senior Subordinated Debt Securities. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The term "Event of Default," when used in the indenture, unless otherwise indicated, means any of the following:

  •
  failure to pay interest for 30 days after the date payment is due and payable;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to make sinking fund payments when due;

  •
  failure to perform other covenants for 60 days after notice that performance was required;

  •
  events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other Event of Default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an event of default involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series (or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately.

        If an Event of Default with respect to any series of Senior Debt Securities occurs and is continuing with respect to covenants other than the payment of principal, interest and premium (if any), then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of Senior Debt Securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of Senior Debt Securities (or, if any of such Senior Debt Securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series of Senior Debt Securities.

        If an Event of Default with respect to any series of Subordinated Securities occurs and is continuing with respect to covenants other than the payment of principal, interest and premium (if any), then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of Subordinated Securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of Subordinated Securities (or, if any of such Subordinated Securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series of Subordinated Securities.

        The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a common depositary for Euroclear System and Cedel Bank, Société Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;
  •
  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities; and
  •
  in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  secure any debt securities and provide the terms and conditions for the release or substitution of the security;
  •
  evidence the assumption by a successor corporation of our obligations;
  •
  add covenants for the protection of the holders of debt securities;
  •
  add any additional events of default;
  •
  cure any ambiguity or correct any inconsistency or defect in the indenture;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  establish the forms or terms of debt securities of any series;

  •
  eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

  •
  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or of Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

  •
  change the currency in which the principal, premium, if any, or interest is payable;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  •
  alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture except:

  •
  a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

        If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

  •
  would not conflict with any rule of law or with the relevant indenture;

  •
  would not be unduly prejudicial to the rights of another holder of the debt securities; and

  •
  would not involve any trustee in personal liability.

        The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

SELLING STOCKHOLDERS

        The following table sets forth information relating to the selling stockholders' beneficial ownership of our common stock:

Selling Stockholders	Shares of Common Stock Owned(a)
Allstate Life Insurance Company 3075 Sanders Road, Suite G5D Northbrook, IL 60062	80,000
Hilton Hotels Corporation 9336 Civic Center Drive Beverly Hills, CA 90210	2,450,000
John Hancock Life Insurance Company 200 Clarendon Street Boston, MA 02117	240,001
Massachusetts Mutual Life Insurance Company 1500 Main Street, Suite 2800 Springfield, MA 01115	160,000

(a)
Represents shares of common stock issuable upon exercise of warrant(s) to purchase common stock held by the selling stockholders and/or their affiliates.

        We have entered into an agreement with Hilton, one of the selling stockholders, pursuant to which we provide movies, games and music content to various Hilton owned, managed and franchised hotels. In connection with this agreement with Hilton, we granted Hilton a warrant, reflected in the table above, to purchase up to 2,100,000 shares of our common stock. As of March 31, 2002, 1,559,847 shares had vested. The remaining shares subject to this warrant will vest as certain milestones under our agreement with Hilton are achieved. If these milestones are achieved, Hilton will become eligible to purchase up to an additional 350,000 shares based on additional milestones. During the fourth quarter of 2000, we formed a joint venture with Hilton, InnMedia LLC, an interactive television and television-based Internet access services distributor.

        The remaining selling stockholders, together with their affiliates, are the holders of our 11.50% Senior Notes. As of March 31, 2002, there was an aggregate amount of approximately $24 million in principal outstanding under these notes.

        These shares may be sold by the selling stockholders only at such time or times as the selling stockholders are entitled to, and determine to, exercise their contractual right to have such shares sold pursuant to this prospectus. At the time of such sale, the number of shares of common stock, if any, being offered for the selling stockholders as well as the number of such shares and the percentage of the class, if greater than one percent, to be owned by a selling stockholder after completion of the offering will be set forth in the applicable prospectus supplement.

        All expenses incurred with the registration of the shares of common stock owned by the selling stockholders will be borne by us; provided that we will not be obligated to pay any underwriting fees, discounts or commissions in connection with such registration.

PLAN OF DISTRIBUTION

        We may sell the securities and the selling stockholders may sell shares of common stock offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters;
  •
  the purchase price of the securities and the proceeds to us or the selling stockholders from the sale;
  •
  any underwriting discounts and other items constituting underwriters' compensation;
  •
  any public offering price;
  •
  any discounts or concessions allowed or reallowed or paid to dealers; and
  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us, our subsidiaries or the selling stockholders in the ordinary course of business.

        Any underwriting discounts or other compensation that we or the selling stockholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on any securities exchange, except for our common stock, which is quoted on The Nasdaq National Market, and any underwriters or dealers will not be obligated to make a market in these securities. We cannot predict the activity or liquidity of any trading in these securities.

LEGAL MATTERS

        Selected legal matters with respect to the validity of any securities issued under this prospectus will be passed upon for us by Pillsbury Winthrop LLP, San Francisco, California and New York, New York.

EXPERTS

        The consolidated balance sheets of us and our subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

PART II

Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission. All expenses incurred with the registration of the shares of common stock owned by the selling stockholders will be borne by the registrant; provided that, the registrant will not be obligated to pay any underwriting fees, discounts and commissions in connection with such registration.

Registration fee	$25,757
Blue Sky Qualification Fees and Expenses*	2,000
Trustee's Fees*	7,500
Transfer Agent Fees*	1,000
Printing Fees*	25,000
Legal Fees and Expenses*	250,000
Accounting Fees and Expenses*	15,000
Miscellaneous*	23,743

$350,000

*
Estimated.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

        Article Seventh of the registrant's Certificate of Incorporation exonerates the registrant's directors from personal liability to the registrant or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, provided that Article Seventh does not eliminate or limit liability for any breach of the directors' duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article Seventh does not eliminate a stockholder's right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

        The registrant maintains directors' and officers' liability insurance policies. The registrant's by-laws provide for indemnification of the registrant's officers and directors to the fullest extent permitted by applicable law.

Item 16.    Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to common stock.
1.2*	Form of Underwriting Agreement relating to preferred stock.
1.3*	Form of Underwriting Agreement relating to debt securities.
4.1	Certificate of Incorporation of the Company.(1)
4.2	By-Laws of the Company.(1)
4.3	Amendment No. 1 to Restated Certificate of Incorporation of the Company.(2)
4.4	Form of Indenture relating to debt securities.
4.5*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security).
5.1	Opinion of Pillsbury Winthrop LLP.
12.1	Statement of computation of ratios.(3)
23.1	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
23.2**	Consent of Arthur Andersen LLP.
24.1**	Power of Attorney.
25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

**
Previously filed.

+
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

(1)
Incorporated by Reference to the Company's Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993.

(2)
Incorporated by Reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(3)
Incorporated by Reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 20, 2002.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities Exchange Act under Section 305(b)(2) of the Trust Indenture Act.

        (5)  That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sioux Falls, State of South Dakota, on June 14, 2002.

LODGENET ENTERTAINMENT CORPORATION
By:	/s/ GARY H. RITONDARO Gary H. Ritondaro, Senior Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT C. PETERSEN* Scott C. Petersen	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 14, 2002
/s/ GARY H. RITONDARO Gary H. Ritondaro	Senior Vice President Chief Financial Officer (Principal Financial & Accounting Officer)	June 14, 2002
/s/ R. DOUGLAS BRADBURY* R. Douglas Bradbury	Director	June 14, 2002
/s/ LAWRENCE FLINN, JR.* Lawrence Flinn, Jr.	Director	June 14, 2002
/s/ RICHARD R. HYLLAND* Richard R. Hylland	Director	June 14, 2002
/s/ R. F. LEYENDECKER* R. F. Leyendecker	Director	June 14, 2002
Jarl Mohn	Director
*By:	/s/ GARY H. RITONDARO
Gary H. Ritondaro As Attorney-In-Fact

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to common stock.
1.2*	Form of Underwriting Agreement relating to preferred stock.
1.3*	Form of Underwriting Agreement relating to debt securities.
4.1	Certificate of Incorporation of the Company.(1)
4.2	By-Laws of the Company.(1)
4.3	Amendment No. 1 to Restated Certificate of Incorporation of the Company.(2)
4.4	Form of Indenture relating to debt securities.
4.5*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security).
5.1	Opinion of Pillsbury Winthrop LLP.
12.1	Statement of computation of ratios.(3)
23.1	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
23.2**	Consent of Arthur Andersen LLP.
24.1**	Power of Attorney.
25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

**
Previously filed.

+
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

(1)
Incorporated by Reference to the Company's Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993.

(2)
Incorporated by Reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(3)
Incorporated by Reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 20, 2002.

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TABLE OF CONTENTS
SUMMARY
RISK FACTORS
LODGENET ENTERTAINMENT CORPORATION
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
DEFICIENCY OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DIVIDEND POLICY
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II Information Not Required In Prospectus
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
Exhibit Index